                                                                  Exhibit 3.10


                          COMMONWEALTH OF PENNSYLVANIA

                               DEPARTMENT OF STATE



                               SEPTEMBER 22, 2003

                TO ALL WHOM THESE PRESENTS SHALL COME, GREETING:




                             A & M SPECIALTIES, INC.

I, Pedro A. Cortes, Secretary of the Commonwealth of Pennsylvania do hereby certify that the foregoing and annexed is a true and correct photocopy of Articles of Incorporation which appear of record in this department




                                                IN TESTIMONY WHEREOF, I have
                                                hereunto set my hand and caused
                                                the Seal of the Secretary's
                                                Office to be affixed, the day
                                                and year above written.



                                                /s/ Pedro Cortes
                                                --------------------------------
                                                 Secretary of the Commonwealth


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Filed this 11 day of April, 1994

DSCB:  15-1306 (Rev. 9-89)_______________
Commonwealth of Pennsylvania
(Line for Numbering)

Department of State
Secretary of the Commonwealth

Articles of Incorporation
Domestic Business Corporation - Open


                          COMMONWEALTH OF PENNSYLVANIA
                               DEPARTMENT OF STATE
                               CORPORATION BUREAU

      In compliance with the requirements of 15 Pa. C.S. {1306 (relating to articles of incorporation), the undersigned, desiring to be incorporated as a business corporation, hereby states that:

1.    The name of the corporation is:

                             A & M SPECIALTIES, INC.

2. The address of the initial registered office of the Corporation in this Commonwealth is:

                          EAST MARKET STREET EXTENSION
                                MERCER, PA 16137

3. The corporation is incorporated under the Business Corporation Law of 1988.

4. The aggregate number of shares which the corporation shall have authority to issue is: 100,000 Common Voting Stock, no par value.

5.    The name and address of each incorporator is:

                         JOSEPH PAUL VALENTINO, ESQUIRE
                              194 EAST STATE STREET
                                SHARON, PA 16146

6. These Articles of Incorporation may be amended in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders therein are granted subject to this reservation.

7. The corporation shall not issue any shares of stock of the corporation without first offering such shares pro rata at the same price and on the same terms and conditions on which the proposed issuance is to be made, to the holders of stock of the corporation.

      IN TESTIMONY WHEREOF, the incorporator has signed these Articles of Incorporation this 7th day of April, 1995.

                                          /s/ Joseph Paul Valentino
                                          --------------------------------------
                                          JOSEPH PAUL VALENTINO